Exhibit 12.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, Dr. Marco Schröter, certify that:
1.	I have reviewed this annual report on Form 20-F/A of Infineon Technologies AG;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
Date: May 18, 2010

/s/ Dr. Marco Schröter
Dr. Marco Schröter
Member of the Management Board and Chief Financial Officer